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                                                                     EXHIBIT 5.1


April 17, 2000


Chiron Corporation
4560 Horton Street
Emeryville, CA 94608

Ladies and Gentlemen:


    The following opinion is provided in connection with the offer by Chiron Corporation ("Chiron" or the "Company") to issue up to $243,800,000 aggregate principal amount of 4.50% Convertible Subordinated Notes due May 15, 2007 (the "Exchange Notes") in exchange for up to $243,800,000 aggregate principal amount of the Company's 1.9% Convertible Subordinated Notes due November 17, 2000.



    As used herein, the term "Registration Statement" means the Registration Statement on Form S-4 relating to the Exchange Notes (File No. 333-34212), as amended by Amendment No. 1 to Registration Statement filed on April 17, 2000; the term "Indenture" means the Indenture between the Company and State Street Bank and Trust company of California N.A., as Trustee (the "Trustee") which has been filed as an exhibit to the Registration Statement; and the term "Shares" means the shares of Common Stock of the Company which are issuable upon the conversion of the Exchange Notes in accordance with the provisions of the Indenture.


    I am the Senior Vice President, General Counsel and Secretary of Chiron. In rendering this opinion, I have examined the Registration Statement, including the exhibits thereto, and, among other things, originals, or copies identified to my satisfaction as true copies, of such certificates, corporate records and other documents as I deemed necessary or advisable for purposes of the delivery of this opinion. As to matters of fact material to this opinion, I have relied, when the accuracy of such factual matters was not independently verified by me, upon statements of officers of the Company. I have assumed the genuiness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. I have assumed the due execution and delivery, pursuant to due authorization, of the Indenture by the Trustee.

    Based on the foregoing, I am of the opinion that:

    (i) The execution, delivery and performance of the Indenture by the Company has been duly authorized by all necessary corporate action on the part of the Company;

    (ii) When the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obliga-tions of the Company enforceable in accordance with their terms; and

    (iii) The Shares, when duly issued upon conversion of the Exchange Notes in accordance with the Indenture, will be validly issued, fully paid and nonassessable.

    The opinions set forth above are qualified as to:

    (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

    (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

    (c) general principles of equity, including without limitation, concepts of materiality reasonableness, good faith and fair dealing, and the possible unavailability of specific performance
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or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    I am a member of the State Bar of California. I do not express herein any opinion as to matters governed by any law other than the law of the State of California, the corporate law of the State of Delaware and the federal law of the United States of America.

    I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of my name wherever it appears in the Registration Statement. In giving such consent, I do not believe that I am an "expert" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ William G. Green

William G. Green

Senior Vice President, General Counsel and Secretary